Registration No. 333 -255403

As filed with the Securities and Exchange Commission on August 6 , 2021

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

Amendment No.1

     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MINERVA GOLD INC.

 (Exact name of registrant as specified in its charter)

Nevada	1000	Applied for
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Number)	(IRS Employer Identification Number)

Minerva Gold Inc.

12/1 Kunayev str, IA 17

Nur-Sultan, 010000, Kazakhstan

(725) 225-1800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

EASTBIZ.COM, INC.

 5348 Vegas Dr.
Las Vegas, NV 89108
Phone: (702) 871-8678

 (Address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of proposed sale to the public: As soon as practicable and from time to time after the effective date of this Registration Statement.

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If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “ large accelerated filer, ” “ accelerated filer ” and “ smaller reporting company ” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
Emerging growth company	☒
(Do not check if a smaller reporting company)

Calculation of Registration Fee Table
Title of Each Class Of Securities to Be Registered (1)	Amount of Securities to be Registered	Proposed Maximum Offering Price	Proposed Maximum Aggregate Offering price (2)	Amount of Registration Fee
Common stock	10,000,000.00	$0.02	$200,000.00	$25.96

 (1) In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2) The registration fee for securities to be offered by the Registrant is based on an estimate of the proposed maximum aggregate offering price of the securities, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(a).

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

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The information in this prospectus is not complete and may be amended. The Registrant may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION

MINERVA GOLD INC.

10,000,000 SHARES OF COMMON STOCK

This prospectus relates to the offer and sale of a maximum of 10,000,000 shares (the “Maximum Offering”) of common stock, $0.001 par value (“Common Shares”) by Minerva Gold Inc., a Nevada corporation (“we”, “us”, “our”, “Minerva Gold”, “Company” or similar terms). There is no minimum for this offering. The offering will commence promptly on the date upon which this prospectus is declared effective by the SEC and will continue for 6 months. We will pay all expenses incurred in this offering. We are an “emerging growth company” under applicable Securities and Exchange Commission rules and will be subject to reduced public company reporting requirements.

The offering of the 10,000,000 shares is a “best efforts” offering, which means that our sole officer and director will use their best efforts to sell the common stock and there is no commitment by any person to purchase any shares. The shares will be offered at a fixed price of $0.02 per share for the duration of the offering. There is no minimum number of shares required to be sold to close the offering. Proceeds from the sale of the shares will be used to fund the initial stages of our business development. We have not made any arrangements to place funds received from share subscriptions in an escrow, trust or similar account. Any funds raised from the offering will be immediately available to us for our immediate use.

This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter. Our sole officer and director will be solely responsible for selling shares under this offering and no commission will be paid on any sales. Prior to this offering, there has been no public market for our common stock, and we have not applied for the listing or quotation of our common stock on any public market. We have arbitrarily determined the offering price of $0.02 per share in relation to this offering. The offering price bears no relationship to our assets, book value, earnings or any other customary investment criteria. After the effective date of the registration statement, we intend to seek a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock quoted on the OTC Bulletin Board and/or OTC Link. We currently have no market maker who is willing to list quotations for our stock. There is no assurance that an active trading market for our shares will develop or will be sustained if developed.

Minerva Gold Inc. is not a Blank Check company. We have no any plans, arrangements, commitments or understandings to engage in a merger with or acquisition of another company.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common shares.

Our business is subject to many risks and an investment in our shares of common stock will also involve a high degree of risk. You should carefully consider the factors described under the heading “risk factors” beginning on page 9 before investing in our shares of common stock. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is _______________, 2021.

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The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

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Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this prospectus. We have not authorized any other person to provide you with different information. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

PROSPECTUS SUMMARY

As used in this prospectus, references to the “Company,” “we,” “our”, “us”, or “Minerva Gold” refer to Minerva Gold Inc. unless the context otherwise indicates.

The following summary highlights selected information contained in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements, and the notes to the financial statements.

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Our Company

Minerva Gold Inc. was incorporated on February 24, 2021, under the laws of the State of Nevada. We intend to be in the business of mineral property exploration. An exploration stage corporation is one engaged in the search for mineral deposits or reserves which are not in either the development or production stage. We intend to find a property in Kazakhstan and conduct exploration activities for gold on the property.

We are a start-up company that realized no revenues to date, and our accumulated deficit since inception through May 31 , 2021  was $ 3,521 .. To date we have raised an aggregate of $5,000 through a private placement of our common stock to our sole officer and director, Aftandil Aibekov. Proceeds from the private placement were used for working capital. Our independent auditor has issued an audit opinion for our Company which includes a statement expressing substantial doubt as to our ability to continue as a going concern.  The Company’s principal offices are located at 12/1 Kunayev str, IA 17, Nur-Sultan, 010000, Kazakhstan. Our telephone number is (725) 225-1800.

We plan to raise the additional funding for our twelve-month business plan by selling the 10,000,000 shares in this offering. We cannot provide any assurance that we will be able to sell any of the shares being offered to raise sufficient funds to proceed with our twelve-month business plan. From inception until the date of this filing we started operating activities, consisting of the incorporation of our company, the initial equity funding by our sole officer and director, completing our business plan and engaging in market research. We received our initial funding of $5,000 through the sale of common stock to our sole officer and director.  Aftandil Aibekov, our chief executive officer and sole director, purchased an aggregate of 5,000,000 shares of common stock at a purchase price of $0.001 per share, for aggregate proceeds of $5,000. Our financial statements for the three-month ended May 31, 2021 , report no revenues and unaccumulated net loss of $ 2,533 .. As of May 31 , 2021, we had $ 4,490 cash on hand.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

We are an “emerging growth company” within the meaning of the federal securities laws. For as long as we are an emerging growth company, we will not be required to comply with the requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and the exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.  We intend to take advantage of these reporting exemptions until we are no longer an emerging growth company.  For a description of the qualifications and other requirements applicable to emerging growth companies and certain elections that we have made due to our status as an emerging growth company, see “RISK FACTORS RISKS RELATED TO THIS OFFERING AND OUR COMMON STOCK – WE ARE AN `EMERGING GROWTH COMPANY’ AND WE CANNOT BE CERTAIN IF THE REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO EMERGING GROWTH COMPANIES WILL MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS” on page 8 of this prospectus.

This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter. Our sole officer and director will be solely responsible for selling shares under this offering and no commission will be paid on any sales.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board and/or OTC links. We do not yet have a market maker who has agreed to file such quotation service or that any market for our stock will develop.

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You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common shares.

Under U.S. federal securities legislation, our common stock will be “penny stock.” Penny stock is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

THE OFFERING

Securities offered:	10,000,000 shares of our common stock, par value $0.001 per share.

Offering price:	$0.02

Duration of offering:	The 10,000,000 shares of common stock are being offered for a period of 6 months.

Net proceeds to us:

$200,000, assuming the maximum number of shares sold.  Such $200,000 in net proceeds does not account for the offering expenses in this offering.  For further information on the Use of Proceeds, see page 14.

Market for the common shares:

There is no public market for our shares. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to eligible for trading on the Over The Counter Bulletin Board and/or OTC Links. We do not yet have a market maker who has agreed to file such application.

There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Shares outstanding prior to offering:	5,000,000

Shares outstanding after offering:	15,000,000

Risk Factors:	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 8.

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SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from audited financial statements for the year ended February 28, 2021.  Our working capital as of February 28, 2021 was $4,012.

February 28, 2021 ($) (Audited)
Financial Summary
Cash and Deposits	5,000
Total Assets	5,000
Total Liabilities	988
Total Stockholder’s Equity	4,012

Year ended February 28, 2021 ($) (Audited)
Statement of Operations
Revenue	0
Cost of goods sold	0
Total Expenses	988
Net Loss for the Period	(988)
Net Loss per Share	-

The tables and information below are derived from unaudited financial statements for the three-month ended May 31, 2021.  Our working capital as of May 31, 2021 was $1,479.

May 31, 2021 ($) (Unaudited)
Financial Summary
Cash and Deposits	4,490
Total Assets	5,180
Total Liabilities	3,701
Total Stockholder’s Equity	1,479

Three-Month ended May 31, 2021 ($) (Unaudited)
Statement of Operations
Revenue	0
Cost of goods sold	0
Total Expenses	2,533
Net Loss for the Period	(2,533)
Net Loss per Share	(0.00)

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RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following known material risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company’s common stock. You could lose all or part of your investment due to any of these risks.

RISKS RELATING TO OUR COMPANY

Because our auditors have raised a going concern, there is a substantial uncertainty that we will continue operations in which case you could lose your investment.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment.

We are solely dependent upon the funds to be raised in this offering to implement our business plan and expand our business, the proceeds of which may be insufficient to achieve profitable operations. We may need to obtain additional financing which may not be available.

Our current operating funds are less than necessary to commence our operations in mineral property exploration. We need the proceeds from this offering to implement our business plan and expand our operations as described in the “Plan of Operation” section of this prospectus. As of May 31 , 2021, we had cash in the amount of $ 4,490 and liabilities of $ 3,701 .. As of this date, we have generated no revenue and just recently started our operations. The proceeds of this offering may not be sufficient for us to achieve profitable operations. We need additional funds to achieve a sustainable sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us. The estimated cost of this registration statement is $8,000 which will be paid from offering proceeds. If the offering proceeds are less than registration costs, Aftandil Aibekov, our president and sole director, has verbally agreed to loan the Company funds to complete the registration process. Mr. Aibekov’s verbal agreement to provide us loans for registration costs is non- binding and discretionary.

We require minimum funding of approximately $50,000 to conduct our proposed operations for a period of one year. If we are not able to raise this amount, or if we experience a shortage of funds prior to funding we may utilize funds from Aftandil Aibekov, our chief executive officer and sole director, who has informally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses. However, Mr. Aibekov has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. After one year, we may need additional financing. If we do not generate sufficient revenue, we may need a minimum of $10,000 of additional funding to pay for ongoing SEC filing requirements. We do not currently have any arrangements for additional financing.

If we fail to raise at least $50,000 from the offering, we would be forced to scale back or abort completely our plan of operation. If we are successful in raising the funds from this offering, we plan to commence activities to continue our operations. We cannot provide investors with any assurance that we will be able to raise sufficient funds to continue our business plan according to our plan of operations. If we do not generate sufficient revenue, we may need a minimum of $10,000 of additional funding to pay for SEC filing requirements.

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We have a limited history of operations and accordingly there is no track record that would provide a basis for assessing our ability to conduct successful commercial activities. We may not be successful in carrying out our business objectives.

We were incorporated on February 24, 2021 and to date, have been involved primarily in organizational activities, obtaining financing, developing our business plan and the execution of consulting contract with a geologist. Accordingly, we have no track record of successful business activities, strategic decision making by management, fund-raising ability, and other factors that would allow an investor to assess the likelihood that we will be successful as a start-up company which was formed to engage in the mineral property exploration. As of May 31 , 2021, we had an accumulated deficit of $ 3,521 .. Mineral property exploration companies often fail to achieve or maintain successful operations, even in favorable market conditions. There is a substantial risk that we will not be successful in our development activities, or if initially successful, in thereafter generating significant operating revenues or in achieving profitable operations.

Because of the speculative nature of exploration of mining properties, there is a substantial risk that our business will fail.

The search for valuable minerals as a business is extremely risky. The likelihood of our mineral claims containing economic mineralization or reserves is extremely remote. Exploration for minerals is a speculative venture necessarily involving substantial risk. In all probability, our future mineral property will not contain any reserves and funds that we spend on exploration will be lost.  As well, problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

Even if we discover commercial reserves of precious metals on our future mineral property, we may not be able to successfully commence commercial production.

Even if we discover commercial reserves of precious metals on our future mineral property, and our exploration programs are successful, we will require additional funds in order to place the property into commercial production. We may not be able to obtain such financing.

We may not be able to compete effectively against our competitors.

We expect to face strong competition from well-established companies and small independent companies like our self that may result in successful finding of a good mineral property. We will be at a competitive disadvantage in obtaining the facilities, employees, financing and other resources required to find, explore and develop a mineral property. Our opportunity to obtain mineral deposits or reserves may be limited by our financial resources and other assets. We expect to be less able than our larger competitors to cope with generally increasing costs and expenses of doing business.

To carry out our business plan we are required to rely on consultants, outside experts and independent contractors, which substantially adds to our cost of doing business.

We will likely be required to rely on consultants, outside experts and other independent contractors in our efforts to implement our business plan. These stages will include staking, evaluation, permitting or licensing and assessment activities. Assuming we become financially able to initiate exploration activities, we will have to rely on others to perform such exploratory services, with all the inherent and attendant risks of employing others for important, if not dangerous, functions. No assurance can be given that we will be able to locate contractors with which we will work, within acceptable fee arrangements, or that these persons or entities will be competent. At the same time, no assurance can be given that such persons, if any, will have the experience and skill necessary to assist us in successfully executing and carrying out our proposed business plan and plan of operation.

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Mining operations are subject to extensive national and regional regulation which increases the costs of compliance and possible liability for non-compliance.

Gold mining is subject to extensive regulation by Kazakhstan’s national and regional regulatory authorities. Regional and national statutes regulate environmental quality, operational safety, exploration procedures, reclamation, employees’ health and safety, use of explosives, air quality standards, noxious odors, noise, dust, and other environmental protection controls as well as the rights of adjoining property owners.  In Kazakhstan these regulations are enforced by the Ministry of Investment and Development. We intend to operate in compliance with all known safety, mining and environmental standards and regulations applicable to our Kazakhstan mining properties. However, there can be no assurance that our compliance could be challenged or cause delays or that future changes in local or national laws, regulations or interpretations thereof will not have a material adverse effect on our ability to commence and sustain exploration operations.

Mining operations are subject to various risks and hazards which could result in significant costs or hinder ongoing operations.

The business of gold mining is subject to certain types of risks, including environmental hazards, industrial accidents, and theft. While we expect to secure and maintain insurance consistent with industry practice, it is not possible to insure against all risks associated with the mining business nor is it prudent to assume that insurance will continue to be available at a reasonable cost. We have not obtained environmental liability insurance because such coverage is not considered by management to be cost effective. We currently carry no insurance on any of our properties due to the current lack of any mine operations.

Since all of our shares of common stock are owned by our sole officer and director, our other stockholders may not be able to influence control of the company or decision making by management of the company, and as such, our sole officer and director may have a conflict of interest with the minority shareholders at some time in the future.

Our sole officer and director beneficially own 100% of our outstanding common stock. The interests of our sole officer and director may not be, at all times, the same as that of our other shareholders. Where those conflicts exist, our shareholders will be dependent upon our director exercising, in a manner fair to all of our shareholders, his fiduciary duties as officer or as member of the Company’s board of directors. Also, our sole officer and director will have the ability to control the outcome of most corporate actions requiring shareholder approval, including the sale of all or substantially all of our assets and amendments to our Articles of Incorporation. This concentration of ownership may also have the effect of delaying, deferring or preventing a change of control of us, which may be disadvantageous to minority shareholders.

Our activities may be adversely affected by unforeseeable and unquantifiable health risks, such as the COVID-19 pandemic, whether those effects are local, nationwide or global. Matters outside our control may prevent us from executing on our exploration programs, limit travel of our representatives, adversely affect the health and welfare of our personnel or prevent important vendors and contractors from performing normal and contracted activities.

The ongoing COVID-19 pandemic has and may continue to adversely impact our business, as its operations are based in and rely on third parties located in areas affected by the pandemic.

The risks to the Company related to contagious disease, or policies implemented by governments to protect against the spread of a disease, are unforeseeable and unquantifiable by us. The COVID-19 pandemic has prevented us, our people, investors, contractors or stakeholders, from free cross-border travel or normal attendance to activities in conducting our business at trade shows, presentations, meetings or other activities meant to promote or execute our business strategy and transactions. Decisions beyond our control, such as canceled events, restricted travel, barriers to entry or other factors have affected or may affect our ability to accomplish drilling programs, technical analysis of completed exploration actions, equity raising activities, and other needs that would normally be accomplished without such limitations. Such government-imposed precautionary measures related to COVID-19 may have been relaxed in certain countries, but there is no assurance that more strict measures will be put in place again due to a resurgence in COVID-19 cases. There can be no assurance that us or our personnel may travel and access property freely in the near future.

The COVID-19 pandemic has brought tremendous uncertainty to the global financial markets. As an exploration company with no revenues, we are reliant on constantly raising additional capital to fund our operations. A continuation or worsening of the levels of market disruption and volatility seen in the recent past could have an adverse effect on our ability to access capital, on our business, results of operations and financial condition, and on the market price of our common stock. There are no assurances we will be able to raise additional capital on favorable terms in the foreseeable future.

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Our business can be affected by currency rate fluctuation.

Because we plan to be in the business of mineral property exploration in Kazakhstan, we are likely to be affected by changes in foreign exchange rates. To protect our business, we may enter into foreign currency exchange contracts with major financial institutions to hedge the overseas purchase transactions and limit our exposure to those fluctuations. If we are not able to successfully protect ourselves against those currency rate fluctuations, then our profits on the products subject to those fluctuations would also fluctuate and could cause us to be less profitable or incur losses, even if our business is doing well.

Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic which may result in periodic interruptions or suspensions of operations. This activity could result in a lack of revenues which may cause us to cease operations.

Aftandil Aibekov our sole officer and director, will only be devoting limited time to our operations. He will be devoting approximately 20 hours a week to our operations. Because he will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

Because our principal assets will be located outside of the United States and Aftandil Aibekov, our sole director and officer, resides outside of the United States, it may be difficult for an investor to enforce any right based on U.S. federal securities laws against the Company and/or Mr. Aibekov, or to enforce a judgment rendered by a United States court against the Company or Mr. Aibekov.

Our principal operations and assets will be located outside of the United States, and Aftandil Aibekov, our sole officer and director is a non-resident of the United States. Therefore, it may be difficult to effect service of process on Mr. Aibekov and Minerva Gold Inc. in the United States, and it may be difficult to enforce any judgment rendered against Mr. Aibekov and Minerva Gold Inc. As a result, it may be difficult or impossible for an investor to bring an action, including actions based upon the civil liability provisions of U.S. federal or state securities laws, against Mr. Aibekov and the Company, in the event that an investor believes that such investor’s rights have been infringed under the U.S. securities laws, or otherwise. Even if an investor is successful in bringing an action of this kind, the laws of Kazakhstan may render that investor unable to enforce a judgment against the assets of Mr. Aibekov and the Company. As a result, our shareholders may have more difficulty in protecting their interests through actions against our management, director or major shareholder, compared to shareholders of a corporation doing business and whose officers and directors reside within the United States.

Additionally, because of our assets will be located outside of the United States, they will be outside of the jurisdiction of United States courts to administer, if we become subject of an insolvency or bankruptcy proceeding. As a result, if we declare bankruptcy or insolvency, our shareholders may not receive the distributions on liquidation that they would otherwise be entitled to if our assets were to be located within the United States under United States bankruptcy laws.

Our sole officer and director have no experience managing a public company which is required to establish and maintain disclosure control and procedures and internal control over financial reporting.

We have never operated as a public company. Our sole officer and director have no experience managing a public company which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company that is reporting company with the Securities and Exchange Commission. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected.

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As an “emerging growth company” under the jobs act, we are permitted to rely on exemptions from certain disclosure requirements.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

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have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

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provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

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comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

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submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

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disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues is $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates is $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

RISKS RELATING TO OUR COMMON STOCK

We are selling our offering of 10,000,000 shares of common stock without an underwriter and may be unable to sell any shares.

Our offering of 10,000,000 shares is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our sole officer and director, who will receive no commissions. He will offer the shares to friends, family members, and business associates, however, there is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan.

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Because the offering price has been arbitrarily set by the company, you may not realize a return on your investment upon resale of your shares.

The offering price and other terms and conditions relative to the Company’s shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, as the Company was formed on February 24, 2021 and has only a limited operating history and no earnings, the price of the offered shares is not based on its past earnings and no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares, as such our stockholders may not be able to receive a return on their investment when they sell their shares of common stock.

Because there is no minimum proceeds the Company can receive from its offering of 10,000,000 shares, the Company may not raise sufficient capital to implement its planned business and your entire investment could be lost.

The Company is making its offering of 10,000,000 shares of common stock on a best-efforts basis and there is no minimum amount of proceeds the Company may receive. Funds raised under this offering will not be held in trust or in any escrow account and all funds raised regardless of the amount will be available to the Company. In the event the company does not raise sufficient capital to implement its planned operations, your entire investment could be lost.  The Company will not be able to complete mineral property purchase unless a minimum of 25% of the shares being offered are sold.

There is no liquidity and no established public market for our common stock and we may not be successful at obtaining a quotation on a recognized quotation service. In such event it may be difficult to sell your shares.

There is presently no public market in our shares. There can be no assurance that we will be successful at developing a public market or in having our common stock quoted on a quotation facility such as the OTC Bulletin Board and/or OTC Link. There are risks associated with obtaining a quotation, including that broker dealers will not be willing to make a market in our shares, or to request that our shares be quoted on a quotation service. In addition, even if a quotation is obtained, the OTC Bulletin Board, and/or OTC Link and similar quotation services are often characterized by low trading volumes, and price volatility, which may make it difficult for an investor to sell our common stock on acceptable terms. If trades in our common stock are not quoted on a quotation facility, it may be very difficult for an investor to find a buyer for their shares in our Company.

Our common stock is subject to the “penny stock” rules of the Securities and Exchange Commission, and there is no current trading market for our securities , which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

Under U.S. federal securities legislation, our common stock will constitute “penny stock”. Penny stock is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

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We may, in the future, issue additional common shares, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock. As of the date of this prospectus, the Company had 5,000,000 shares of common stock outstanding. Accordingly, we may issue up to an additional 72,000,000 shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors and might have an adverse effect on any trading market for our common stock.

There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to have an application filed for admission to quotation of our securities on the OTC Bulletin Board and/or OTC Link after this prospectus is declared effective by the SEC. If for any reason our common stock is not quoted on the OTC Bulletin Board nor on the OTC Link or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

We intend to become subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, which will require us to incur audit fees and legal fees in connection with the preparation of such reports. These additional costs will negatively affect our ability to earn a profit.

Following the effective date of the registration statement in which this prospectus is included, we will be required to file periodic reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and the rules and regulations thereunder. In order to comply with such requirements, our independent registered auditors will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. Although we believe that the approximately $10,000, we have estimated for these costs should be sufficient for the 12-month period following the completion of our offering, the costs charged by these professionals for such services may vary significantly. Factors such as the number and type of transactions that we engage in and the complexity of our reports cannot accurately be determined at this time and may have a major negative affect on the cost and amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit.

However, for as long as we remain an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an “emerging growth company.” We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that you become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

After, and if ever, we are no longer an “emerging growth company,” we expect to incur significant additional expenses and devote substantial management effort toward ensuring compliance with those requirements applicable to companies that are not “emerging growth companies,” including Section 404 of the Sarbanes-Oxley Act.

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Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

USE OF PROCEEDS

Our public offering of 10,000,000 shares is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.02. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $200,000 as anticipated.

	25% of	50% of	75% of	100% of
	shares sold	shares sold	shares sold	shares sold

Gross Proceeds from this Offering (1):	$50,000	$100,000	$150,000	$200,000
Costs associated with being a reporting issuer	$10,000	$10,000	$10,000	$10,000
Office setup	$2,000	$2,000	$3,000	$4,000
Consulting fees	$2,000	$2,000	$2,000	$4,000
Mineral Property	$25,000	$25,000	$50,000	$70,000
Exploration	$3,000	$53,000	$77,000	$80,000
Production	$-	$-	$-	$24,000
Offering expenses	$8,000	$8,000	$8,000	$8,000
Totals	$50,000	$100,000	$150,000	$200,000

(1)	Expenditures for the 12 months following the completion of this offering. The expenditures are categorized by significant area of activity.

Please see a detailed description of the use of proceeds in the “Plan of Operations” section of this prospectus.

DETERMINATION OF THE OFFERING PRICE

The offering price of the 10,000,000 shares being offered has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

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DILUTION

The price of our offering of 10,000,000 shares is fixed at $0.02 per share. This price is significantly higher than the $0.001 price per share paid by Aftandil Aibekov, sole officer and director, for the 5,000,000 shares of common stock he purchased on February 25, 2021.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

As of May 31 , 2021, the net tangible book value of our shares of common stock was $ 1,479 or approximately $ 0.0003 per share based upon 5,000,000 shares outstanding.

Existing Stockholders if all of the Shares are Sold

Price per share	$0.02
Net tangible book value per share before offering	$0.0003
Potential gain to existing shareholders	$200,000
Net tangible book value per share after offering	$0.0134
Increase to present stockholders in net tangible book value per share after offering	$0.0131
Capital contributions	$5,000
Number of shares outstanding before the offering	5,000,000
Number of shares outstanding after offering	15,000,000
Percentage of ownership after offering	33.33%

Purchasers of Shares in this Offering if all Shares Sold

Price per share	$0.02
Dilution per share	$0.0066
Net tangible book value per share after offering	$0.0134
Capital contributions	$200,000
Percentage of capital contributions	97.56%
Number of shares after offering held by public investors	10,000,000
Percentage of ownership after offering	66.67%

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Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share	$0.02
Dilution per share	$0.0079
Net tangible book value per share after offering	$0.0121
Capital contributions	$150,000
Percentage of capital contributions	96.77%
Number of shares after offering held by public investors	7,500,000
Percentage of ownership after offering	60.00%

Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$0.02
Dilution per share	$0.0099
Net tangible book value per share after offering	$0.0101
Capital contributions	$100,000
Percentage of capital contributions	95.24%
Number of shares after offering held by public investors	5,000,000
Percentage of ownership after offering	50.00%

Purchasers of Shares in this Offering if 25% of Shares Sold

Price per share	$0.02
Dilution per share	$0.0131
Net tangible book value per share after offering	$0.0069
Capital contributions	$50,000
Percentage of capital contributions	90.91%
Number of shares after offering held by public investors	2,500,000
Percentage of ownership after offering	33.33%

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DESCRIPTION OF SECURITIES

GENERAL

There is no established public trading market for our common stock. Our authorized capital stock consists of 75,000,000 shares of common stock, with $0.001 par value per share. As of August 6 , 2021, there were 5,000,000 shares of our common stock issued and outstanding that were held by one stockholder of record, and no shares of preferred stock issued and outstanding.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock. This description does not purport to be a complete description of all of the rights of our stockholders and is subject to, and qualified in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws, which are included as exhibits to this Registration Statement.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Director of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote.

Our Bylaws provide that at all meetings of the stockholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. On all other matters, except as otherwise required by Nevada law or the Articles of Incorporation, a majority of the votes cast at a meeting of the stockholders shall be necessary to authorize any corporate action to be taken by vote of the stockholders. A “plurality” means the excess of the votes cast for one candidate over any other. When there are more than two competitors for the same office, the person who receives the greatest number of votes has a plurality.

We do not have any preferred stock authorized in our Articles of Incorporation, and we have no warrants, options or other convertible securities issued or outstanding.

FUTURE SALES BY EXISTING STOCKHOLDERS

A total of 5,000,000 shares of common stock were issued to sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale. Such shares can only be sold after six months provided that the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock. To be quoted on the OTCBB and/or OTC Link a market maker must file an application on our behalf to make a market for our common stock. As of the date of this Registration Statement, we have not engaged a market maker to file such an application, that there is no guarantee that a market marker will file an application on our behalf, and that even if an application is filed, there is no guarantee that we will be accepted for quotation.

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DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

PLAN OF DISTRIBUTION

We have 5,000,000 common shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering 10,000,000 shares of its common stock for sale at the price of $0.02 per share. There is no arrangement to address the possible effect of the offering on the price of the stock. In connection with the Company’s selling efforts in the offering, Aftandil Aibekov our sole officer and director, will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Aftandil Aibekov is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act.  Aftandil Aibekov will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Aftandil Aibekov is  not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Aftandil Aibekov will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Aftandil Aibekov will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

We will receive all proceeds from the sale of the 10,000,000 shares being offered. The price per share is fixed at $0.02 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the OTC Bulletin Board and/or OTC Link. In order to be quoted on the OTC Bulletin Board and/or OTC Link, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.02 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which we have complied. In addition, and without limiting the foregoing, we will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective. We will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

Terms of the Offering

The shares will be sold at the fixed price of $0.02 per share until the completion of this offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable. These subscriptions will be governed by a subscription agreement. This offering will commence on the date of this prospectus and continue for a period of 6 months. At the discretion of our board of director, we may discontinue the offering before expiration of the 9-month period.

Penny Stock Rules

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks” as such term is defined by Rule 15g-9. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or provided that current price and volume information with respect to transactions in such securities is provided by the exchange).

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to the penny stock rules.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which: (i) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (ii) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities’ laws; (iii) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (iv) contains a toll-free telephone number for inquiries on disciplinary actions; (v) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (vi) contains such other information and is in such form as the Commission shall require by rule or regulation. The broker-dealer also must provide to the customer, prior to effecting any transaction in a penny stock, (i) bid and offer quotations for the penny stock; (ii) the compensation of the broker-dealer and its salesperson in the transaction; (iii) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (iv) monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

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DESCRIPTION OF BUSINESS

ORGANIZATION WITHIN THE LAST FIVE YEARS

On February 24, 2021, the Company was incorporated under the laws of the State of Nevada. We are engaged in the mineral property exploration business. Aftandil Aibekov has served as our President, Treasurer, Secretary and Director, from February 24, 2021, until the current date. Our board of directors is comprised of one person: Aftandil Aibekov.

We are authorized to issue 75,000,000 shares of common stock, par value $0.001 per share. On February 25, 2021, Aftandil Aibekov, our sole officer and director purchased an aggregate of 5,000,000 shares of common stock at $0.001 per share, for aggregate proceeds of $5,000.

IN GENERAL

We were incorporated on February 24, 2021 in the State of Nevada. We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. We are not a blank check registrant, as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since we have a specific business plan or purpose. We have not had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with, any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

From inception until the date of this filing we started operating activities, which include the incorporation of our company, the initial equity funding by our sole officer and director, developing our business plan, engaging in market research and the execution of consulting contract with a geologist. As a result of this agreement, we have located first potential mineral property. On August 3, 2021, Minerva Gold Inc. signed a Mineral Property Option Agreement with GLOBMINE Limited Liability Partnership that holds (i) the License No.824 for the exploration of the Kairakty 1 Central site, which is an integral part of the Kairakty Mineragenic Zone. Site is located in the Khromtau and Mugalzhar districts, Aktobe region, West Kazakhstan. The area is 15,6 km2; and (ii) the License No. 877 for the exploration of the Kairakty 1 North-East site, which is an integral part of the Kairakty Mineragenic Zone. Site is also located in the Khromtau district, Aktobe region, West Kazakhstan. The area is 11,2 km2. The Mineral Property Option Agreement is filed as an exhibit with the Amendment No 1 to S-1 registration statement. We received our initial funding of $5,000 through the sale of common stock to our sole officer and director, who purchased an aggregate of 5,000,000 shares at $0.001 per share. Our financial statements for the three-month ended May 31 , 2021 , report no revenues and a net loss of $ 2,533 .. Our independent auditor has issued an audit opinion for our Company which includes a statement expressing substantial doubt as to our ability to continue as a going concern as on February 28, 2021 .. As of May 31 , 2021, we had $ 4,490 cash on hand.

We are a start-up company which is in the mineral property exploration business. We intend to use the net proceeds from this offering to develop our business operations. To implement our plan of operations we require a minimum funding of $50,000 for the next twelve months. After twelve months period, we may need additional financing. If we do not generate sufficient revenue, we may need a minimum of $10,000 of additional funding to pay for SEC filing requirements. These funds may be raised through equity financing, debt financing, or other sources, which may result in the dilution in the equity ownership of our shares. We will also require additional financing to sustain our business operations if we are not successful in earning significant revenues. We cannot provide any assurance that we will be able to raise such additional funding. The Company’s principal offices are located at 12/1 Kunayev str, IA 17, Nur-Sultan, 010000, Kazakhstan.

Our operations to date have been devoted primarily to start-up and development activities, which include: (i) formation of the Company; (ii) development of our business plan; (iii) market research, and (iv) initial equity funding by our sole officer and director.

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Our Proposed Exploration Program

Minerva Gold Inc. is in the mineral property exploration business in Kazakhstan. Our target is to acquire potential mineral deposits or reserves which are not in either the development or production stage and find an ore body containing gold. Our success depends upon finding mineralized material. This includes a determination by our consultants if the property contains reserves. On March 29, 2021, we executed a consulting agreement with a geologist aimed at locating mineral property containing economic gold mineralization and determination of possibilities and prospects of extracting gold from such sites. .. Mineralized material is a mineralized body, which has been delineated by appropriate spaced drilling or underground sampling to support sufficient tonnage and average grade of metals to justify removal. If we do not find mineralized material or we cannot remove mineralized material, either because we do not have the money to do it or because it is not economically feasible to do it, we will cease operations and you will lose your investment. In addition, we may not have enough money to complete our exploration of the property. If it turns out that we have not raised enough money to complete our exploration program, we will try to raise additional funds from a second public offering, a private placement or loans. At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. In we need additional money and cannot raise it, we will have to suspend or cease operations.

We must conduct exploration to determine what amount of minerals, if any, exist on our future potential properties and if any minerals which are found can be economically extracted and profitably processed. As of today, we have not identified any potential mineral property, nor exploration and surveying has not been initiated and will not be initiated until we raise money in this offering. Once the offering is concluded, we intend to start identifying and acquiring mineral property, and exploration operations after acquiring. Before minerals retrieval can begin, we must explore for and find mineralized material. After that has occurred, we have to determine if it is economically feasible to remove the mineralized material. Economically feasible means that the costs associated with the removal of the mineralized material will not exceed the price at which we can sell the mineralized material. We can't predict what that will be until we find mineralized material. We do not know if we will find mineralized material. If we are unable to acquire mineral property or complete exploration because we do not have enough money, we will cease operations.

Kazakhstan's gold mining industry overview

Kazakhstan, officially the Republic of Kazakhstan, is located in Central Asia with a smaller portion west of the Ural River in Eastern Europe. It covers a land area of 2,724,900 square kilometers (1,052,100 sq mi), and shares land borders with Russia in the north, China in the east, and Kyrgyzstan, Uzbekistan, and Turkmenistan in the south while also adjoining a large part of the Caspian Sea in the southwest. Kazakhstan is the world's largest landlocked country, and the ninth-largest country in the world. It has a population of 18.8 million residents, and has one of the lowest population densities in the world. Since 1997, the capital is Nur-Sultan, formerly known as Astana. It was moved from Almaty, the country's largest city. According to Wikipedia, Kazakhstan is the most dominant nation of Central Asia economically, generating 60% of the region's GDP, primarily through its oil and gas industry. It also has vast mineral resources, and is officially a democratic, secular, unitary, constitutional republic with a diverse cultural heritage.

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Table 1: Kazakhstan's Gold Production from 1992 to 2020

According to Engineering and Mining Journal (e-mj.com), the longer-term gold production objective is 130 mt, which the government of Kazakhstan believes can be achieved around 2025–2030. Kazakhstan, in terms of volume of gold mining, currently ranks 17th in the world. Reaching this long-term gold production goal would make it the ninth largest producer in the world. Kazakhstan is well-placed for its planned production increases; it has reserves of gold in categories A, B and C1 of 1,159 mt; reserves in the C2 category are reported at 1,107 mt; and projected reserves amount to 9,565 mt, including 7,725 mt in gold deposits and 1,840 mt in complex gold-containing deposits. Engineering and Mining Journal advises that several studies suggest its actual reserves may be much larger, since exploration activity in Kazakhstan has been almost non-existent for about 30 years, providing potential investors with attractive odds for finding new deposits there. The government indicates that Kazakhstan’s current raw material base for gold mining includes 293 deposits, primarily small ones, with reserves of up to 25 mt; and medium-sized, with reserves of 25 mt to 100 mt. The overall value of gold in Kazakhstan’s deposits amounts to $48 billion.

GEOLOGIST CONSULTING CONTRACT

On March 29, 2021, we executed a consulting agreement with a geologist aimed at locating mineral property containing economic gold mineralization and determination of possibilities and prospects of extracting gold from such sites. The research shall be carried out in the territory of Kazakhstan.

MINERAL PROPERTY OPTION AGREEMENT

As a result of the Geologist Consulting Contract, we have located first potential mineral property. On August 3, 2021, Minerva Gold Inc. signed a Mineral Property Option Agreement with GLOBMINE Limited Liability Partnership that holds (i) the License No.824 for the exploration of the Kairakty 1 Central site, which is an integral part of the Kairakty Mineragenic Zone. Site is located in the Khromtau and Mugalzhar districts, Aktobe region, West Kazakhstan. The area is 15,6 km2; and (ii) the License No. 877 for the exploration of the Kairakty 1 North-East site, which is an integral part of the Kairakty Mineragenic Zone. Site is also located in the Khromtau district, Aktobe region, West Kazakhstan. The area is 11,2 km2. The Mineral Property Option Agreement is filed as an exhibit with the Amendment No 1 to S-1 registration statement.

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COMPETITION

The level of competition in mineral property exploration industry is extremely high. We need proceeds from this offering to enter this business. We expect to face strong competition from well-established companies and small independent companies like ourselves that may result in successful identifying and acquiring mineral deposits or reserves. We will be at a competitive disadvantage in obtaining the facilities, employees, financing and other resources required to find, explore and develop a mineral property. Our opportunity to obtain mineral deposits or reserves may be limited by our financial resources and other assets. We expect to be less able than our larger competitors to cope with generally increasing costs and expenses of doing business.

EMPLOYEES; IDENTIFICATION OF CERTAIN SIGNIFICANT EMPLOYEES.

We are a start-up company and currently have no employees other than our sole officer and director. Aftandil Aibekov, our sole officer and director handle the Company’s day-to-day operations. We intend to hire employees on an as needed basis.

INSURANCE

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a legal action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

OFFICES

The Company’s principal offices are located at 12/1 Kunayev str, IA 17, Nur-Sultan, 010000, Kazakhstan.

GOVERNMENT REGULATION

We will be required to comply with all regulations, rules and directives of government authorities and agencies applicable to our business in any jurisdiction which we would conduct activities. These rules and regulations cover environmental quality, operational safety, exploration procedures, reclamation, employees’ health and safety, use of explosives, air quality standards, noxious odors, noise, dust, and other environmental protection controls. The primary national mining regulations in Kazakhstan are set forth in the Law of Subsoil and Subsoil Use and the primary national regulatory agency is the Ministry of Investment and Development.

In order to commence its mining exploration, the Company will be required to obtain the following licenses and permits:

1)

Permit to use a land plot for mining exploration work.

2)

Permission from local/national authorities to conduct aerial survey work.

3)

A favorable conclusion of a state ecological evaluation for each project (including environmental impact assessment).

4)

License to engage in mining exploration activities including geological and hydrogeological engineering work and engineering and geodetic work.

5)

License to carry out mining and chemical activities including:

a)

Extraction of solid minerals (including common minerals)

b)

Opening and development of solid mineral deposits by open pit and underground excavation

c)

Blasting operations for mining

d)

Conducting technological field work

e)

Underground and overhaul maintenance of wells, installation of a well hoist and remediation activities such as dismantling and removal of equipment and units

f)

Flushing, cementation, testing and operation of wells

g)

Onsite chemical operations

The Company has retained a consultant geologist to assist with locating suitable prospective mining sites within Kazakhstan. The Company will also retain consultants to secure regulatory licenses, permits and approvals and maintain compliance with applicable regulatory and reporting obligations. The Company will also hire consultants and contractors to provide engineering services and conduct mining operations. The Company believes all necessary mining personnel are readily available within Kazakhstan. Although mining operations are heavily regulated in Kazakhstan, the Company believes it will be able to comply with all applicable mining regulations in each prospective mining site believed to contain economic gold mineralization.

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LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

ADMISSION TO QUOTATION ON THE OTC BULLETIN BOARD AND OTC LINKS.

We intend to have our common stock be quoted on the OTC Bulletin Board and/or OTC Link. If our securities are not quoted on the OTC Bulletin Board and/nor OTC Link, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it: (i) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and (ii) securities admitted to quotation are offered by one or more Broker-dealers rather than the “specialist” common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board and/or OTC Link, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. We do not yet have an agreement with a registered broker-dealer, as the market maker, willing to list bid or sale quotations and to sponsor the Company listing. If the Company meets the qualifications for trading securities on the OTC Bulletin Board and/or OTC Link our securities will trade on the OTC Bulletin Board and/or OTC Link until a future time, if at all. We may not now and it may never qualify for quotation on the OTC Bulletin Board and/or OTC Link.

TRANSFER AGENT

We have not retained a transfer agent to serve as transfer agent for shares of our common stock. Until we engage such a transfer agent, we will be responsible for all record-keeping and administrative functions in connection with the shares of our common stock.

HOLDERS

As of the date of this prospectus, the Company had 5,000,000 shares of our common stock issued and outstanding held by one holder of record.

DIVIDEND POLICY

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Directors. There are no contractual restrictions on our ability to declare or pay dividends. See the Risk Factor entitled, “Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.”

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SECURITIES AUTHORIZED UNDER EQUITY COMPENSATION PLANS

We have no equity compensation or stock option plans.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of the Company and the products we expect to offer and other statements contained herein regarding matters that are not historical facts, are “forward-looking” statements. Future filings with the Securities and Exchange Commission, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

PLAN OF OPERATION

Our cash balance is $5,000 as of February 28, 2021. We do not believe that our cash balance is sufficient to fund our operations.

For the audit of the period from inception on February 24, 2021, through February 28, 2021, our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because as of February 28, 2021 we had not generated revenues and no significant revenues were anticipated until we completed our initial business development. There is no assurance we will ever reach the stage when ongoing operations can be funded out of revenues. To meet our need for cash we are attempting to raise money from this offering. While we believe that we will be able to raise enough money through this offering to expand operations, there is no assurance that we will be able to sell any of the securities being offered, and we cannot guarantee that once we expand operations we will stay in business after doing so.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash or cease operations entirely. Even if we raise $200,000 from this offering, it will last one year, but we may need more funds to develop growth strategy, and we will have to revert to obtaining additional money.

In the next twelve months, following completion of our public offering, we plan to engage in the following activities to expand our business operations as follows.

The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $200,000 as anticipated.

	25% of	50% of	75% of	100% of
	shares sold	shares sold	shares sold	shares sold

Gross Proceeds from this Offering (1):	$50,000	$100,000	$150,000	$200,000
Costs associated with being a reporting issuer	$10,000	$10,000	$10,000	$10,000
Office setup	$2,000	$2,000	$3,000	$4,000
Consulting fees	$2,000	$2,000	$2,000	$4,000
Mineral Property	$25,000	$25,000	$50,000	$70,000
Exploration	$3,000	$53,000	$77,000	$80,000
Production	$-	$-	$-	$24,000
Offering expenses	$8,000	$8,000	$8,000	$8,000
Totals	$50,000	$100,000	$150,000	$200,000

(1)	Expenditures for the 12 months following the completion of this offering. The expenditures are categorized by significant area of activity.

We intend to be in the business of mineral property exploration in Kazakhstan. After the effectiveness of our registration statement by the Securities and Exchange Commissions, we intend to concentrate our efforts on raising capital. During this period, our operations will be limited due to the limited amount of funds on hand. The offering will commence promptly on the date upon which this prospectus is declared effective by the SEC and will continue for 6 months. In the twelve months, following completion of our public offering we plan to do the following activities to expand our business operations. Assuming we raise 25% in this offering, we believe we can satisfy our cash requirements up to the exploration stage of our business plan. If we raise 50%, we believe we can satisfy our cash requirements up to the production stage of our business plan. Upon completion of our public offering, our specific goal is to locate mineral property containing economic gold mineralization; determine the prospects of extracting gold from such sites; and profitably extract this gold. Our plan of operations following filing of this registration statement is as follows:

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COMPLETE OUR PUBLIC OFFERING

We expect to complete our public offering within 180 days after the effectiveness of our registration statement by the Securities and Exchange Commissions. We intend to concentrate all our efforts on raising capital during this period. We do not plan to begin business operations until we complete our public offering. Our plan of operations following the completion of the public offering is as follows:

ESTABLISH OFFICE

Time Frame: 1st-2nd months.

Estimated cost: $2,000-$4,000

Upon completion of our offering, we plan to set up office, develop a website and acquire the necessary equipment to begin operations. We believe that it will cost at least $2,000 to set up office, develop our website and obtain the necessary equipment to begin operations. Aftandil Aibekov, our sole officer and director will handle our administrative duties.

RESEARCH STAGE OF OUR BUSINESS PLAN

Time Frame: 2nd – 6th months.

Estimated cost: $ 2,000 -$ 4,000

After the completion of this offering, we plan to initiate the research stage of our business plan. We intend to locate potential mineral deposits or reserves which are not in either the development or production stage and determine the possibility of the further exploration and future gold production from such properties. On March 29, 2021, we executed a consulting agreement with a geologist aimed at locating mineral property containing economic gold mineralization and determination of possibilities and prospects of extracting gold from such sites. As a result of this agreement, we have located first potential mineral property. On August 3, 2021, Minerva Gold Inc. signed a Mineral Property Option Agreement with GLOBMINE Limited Liability Partnership that holds (i) the License No.824 for the exploration of the Kairakty 1 Central site, which is an integral part of the Kairakty Mineragenic Zone. Site is located in the Khromtau and Mugalzhar districts, Aktobe region, West Kazakhstan. The area is 15,6 km2; and (ii) the License No. 877 for the exploration of the Kairakty 1 North-East site, which is an integral part of the Kairakty Mineragenic Zone. Site is also located in the Khromtau district, Aktobe region, West Kazakhstan. The area is 11,2 km2. The Mineral Property Option Agreement is filed as an exhibit with the Amendment No 1 to S-1 registration statement. We intend to pay our consultant-geologist $ 2,000 for conducting this research for each property. We plan to complete the location of mineral property within six months following the completion of this offering.

ACQUIRE POTENTIAL MINERAL PROPERTY

Time Frame: 5th – 8th months.

Estimated cost: $25,000-$70,000

If we raise at least 25% in the offering and following the successful locating of a mineral deposit with potential commercial contents of gold, we plan to purchase such mineral property.

EXPLORATION STAGE OF OUR BUSINESS PLAN

Time Frame: 8th – 12th months.

Estimated cost: $50,000-$ 80,000

If we raise at least 50% in the offering and following the successful location and acquiring of a mineral property with potential commercial contents of gold, we plan to initiate the exploration stage of our business plan. We must conduct exploration to determine what amount of minerals, if any, exist on our future potential properties and if any minerals which are found can be economically extracted and profitably processed. Our geologist will determine reserves that our mineral property contains by gathering geological data including taking additional samples and performing tests which have been delineated by appropriate spaced drilling or underground sampling. We plan to complete the exploration stage of our business plan approximately within twelve months following the completion of the research stage. The expenditures of the exploration stage are expected to be approximately $50,000 to $ 80,000 .. The level of the expenditures may depend on the amount of financing we will receive from our offering.

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PRODUCTION STAGE OF OUR BUSINESS PLAN

Time Frame: 12th – 24th months.

If we raise 100% in the offering and following successful completion of exploration stage, we intend to commence extracting of gold. These activities will occur beyond the twelve months period, following completion of our public offering and very hardly predictable. Most likely we will need additional financing for these activities. We do not have any financing arranged and we cannot provide investors with any assurance that we will be able to raise additional funding to start production stage. There are no assurances that we will be able to achieve further sales of our common stock or any other form of additional financing. In the absence of such financing, our business will fail.

ACCOUNTING AND AUDIT PLAN

We intend to continue to have our President prepare our quarterly and annual financial statements and have these financial statements reviewed or audited by our independent auditor.

SEC FILING PLAN

We intend to become a reporting company in 2021 after our registration statement on Form S-1 is declared effective. This means that we will file documents with the United States Securities and Exchange Commission on a quarterly basis.

In the next twelve months, we anticipate spending approximately $10,000 costs in connection with our SEC filings, and $8,000 costs associated with filing the registration statement to register our common stock.

RESULTS OF OPERATIONS

From Inception on February 24, 2021 to February 28, 2021

We have had no operating revenues since our inception on February 24, 2021, through February 28, 2021. Our activities have been financed from the sales of common stock to our sole officer and director for aggregate proceeds of $5,000. From our inception (February 24, 2021) to February 28, 2021, we have raised a total of $5,000 from private offerings of our common stock.

For the year ended February 28, 2021, we incurred operating expenses of $988, consisting of $988 of general and administrative expenses.

For the three-month ended May 31, 2021

We have had no operating revenues for the three-month ended May 31, 2021. For the three-month ended May 31, 2021, we incurred operating expenses of $2,533, consisting of $2,533 of general and administrative expenses.

LIQUIDITY AND CAPITAL RESOURCES

At May 31 , 2021, we had a cash balance of $ 4,490 ..

Based on our current cash position, we will only be able to maintain our status as a corporation in the State of Nevada for approximately 12 months, assuming we do not raise additional funding. We do not have sufficient current cash to cover our expenses for filing required quarterly and annual reports with the Securities and Exchange Commission or to fund our plan of operation. We must raise minimum $50,000, to complete our plan of operation for the next 12 months. We anticipate our costs of being a reporting company to be approximately $10,000 in connection with our public filings that will have to be made with the SEC on a quarterly basis. Additional funding will likely come from equity financing from the sale of our common stock, if we are able to sell such stock. If we are successful in completing an equity financing, existing shareholders will experience dilution of their interest in our Company. We do not have any financing arranged and we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund our plan of operation. In the absence of such financing, our business will fail.  There are no assurances that we will be able to achieve further sales of our common stock or any other form of additional financing. If we are unable to achieve the financing necessary to continue our plan of operations, then we will not be able to continue our plan of operation for the next 12 months and our business will fail.

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GOING CONCERN CONSIDERATION

We have not generated any revenues since inception through May 31 , 2021. As of May 31 , 2021, the Company had an accumulated deficit of $ 3,521 .. Our independent auditors included an explanatory paragraph in their report on the audited financial statements for the period from February 24, 2021 (inception) to February 28, 2021 regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors. Our financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

OFF BALANCE SHEET ARRANGEMENTS.

We have no off-balance sheet arrangements including arrangements that would affect our liquidity, capital resources, market risk support and credit risk support or other benefits.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officer and director and his respective age is as follows:

Name	Age	Positions

Aftandil Aibekov	27	President, Treasurer, Secretary and Director

Set forth below is a brief description of the background and business experience of our executive sole officer and director for the past five years.

AFTANDIL AIBEKOV

Mr. Aftandil Aibekov has served as President, Treasurer and our sole director since February 24, 2021. In 2016, he graduated from Kyrgyz State University of Geology, Mining and Natural Resources Development, Faculty of Geological Exploration. Since June 2016, Mr. Aibekov has been working as a geologist at Elstar Ltd, a private exploration company. Mr. Aibekov’s desire to found our company led to our conclusion that Mr. Aibekov should be serving as a member of our board of directors in light of our business and structure.

TERM OF OFFICE

All directors hold office until the next annual meeting of the stockholders of the Company and until their successors have been duly elected and qualified. The Company’s Bylaws provide that the Board of Directors will consist of no less than one member. Officers are elected by and serve at the discretion of the Board of Directors.

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DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one member, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market (the Company has no plans to list on the NASDAQ Global Market). The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to our director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by directors and us with regard to our director’s business and personal activities and relationships as they may relate to us and our management.

SIGNIFICANT EMPLOYEES AND CONSULTANTS

We currently have no employees, other than our sole officer and director, Aftandil Aibekov. On March 29, 2021, we executed a consulting agreement with a geologist aimed at locating mineral property containing economic gold mineralization and determination of possibilities and prospects of extracting gold from such sites.

AUDIT COMMITTEE AND CONFLICTS OF INTEREST

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our president and sole director. The Board of Directors has not established an audit committee and does not have an audit committee financial expert, nor has the Board of Directors established a nominating committee. The Board is of the opinion that such committees are not necessary since the Company is an early start-up company and has only one director, and to date, such sole director has been performing the functions of such committees. Thus, there is a potential conflict of interest in that our sole director and officer have the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions.

There are no family relationships among our directors or officers. Other than as described above, we are not aware of any other conflicts of interest with any of our executive officers or directors.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

No director, person nominated to become a director, executive officer, promoter or control person of our company has, during the last ten years: (i) been convicted in or is currently subject to a pending a criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

We have not implemented a formal policy or procedure by which our stockholders can communicate directly with our board of directors. Nevertheless, every effort will be made to ensure that the views of stockholders are heard by the board of directors, and that appropriate responses are provided to stockholders in a timely manner. During the upcoming year, our board of directors will continue to monitor whether it would be appropriate to adopt such a process.

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EXECUTIVE COMPENSATION SUMMARY COMPENSATION TABLE

The following table sets forth information regarding each element of compensation that we paid or awarded to our named executive officers for fiscal 2021:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)

Aftandil Aibekov; President, Treasurer, Secretary and Director (1)	2021	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

(1)

Appointed President, Treasurer, Secretary and Director on February 24, 2021.

Our sole officer and director have not received monetary compensation since our inception to the date of this prospectus. We currently do not pay any compensation to any officer or any member of our board of directors.

STOCK OPTION GRANTS

We had no outstanding equity awards as of the end of the fiscal period ended February 28, 2021, or through the date of filing of this prospectus. The following table sets forth certain information concerning outstanding stock awards held by our sole officer and director and our directors as of the fiscal year ended February 28, 2021:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Aftandil Aibekov (1)	-0-	-0-	-0-	-0-	N/A	-0-	-0-	-0-	-0-

(1) Appointed President, Treasurer, Secretary and Director on February 24, 2021.

EMPLOYMENT AGREEMENTS

The Company is not a party to any employment agreement and has no compensation agreement with any officer or director.

DIRECTOR COMPENSATION

The following table sets forth director compensation as of February 28, 2021:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Aftandil Aibekov (1)	-0-	-0-	-0-	-0-	-0-	-0-	-0-

(1)

Appointed President, Treasurer, Secretary and Director on February 24, 2021.

We have not compensated our sole director for his service on our Board of Directors since our inception. There are no arrangements pursuant to which directors will be compensated in the future for any services provided as a director.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of the date of this prospectus, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all sole officer and director as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 5,000,000 shares of our common stock issued and outstanding as of the date of this prospectus. We do not have any outstanding warrants, options or other securities exercisable for or convertible into shares of our common stock.

Title of Class	Name and Address of Beneficial Owner (2)	Amount and Nature of Beneficial Ownership	Percent of Common Stock (1)
Common Stock	Aftandil Aibekov (3)	5,000,000	100.0%

All directors and executive officers as a group			100.0%

(1) The percentages below are based on 5,000,000 shares of our common stock issued and outstanding as of the date of this prospectus.

(2) c/o Minerva Gold Inc., 12/1 Kunayev str, IA 17, Nur-Sultan, 010000, Kazakhstan.

(3) Appointed President, Treasurer, Secretary and Director on February 24, 2021.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On February 25, 2021, we offered and sold 5,000,000 shares of common stock to Aftandil Aibekov, our sole officer and director, at a purchase price of $0.001 per share, for aggregate proceeds of $5,000.

During the period from February 24, 2021 (inception) to May 31 , 2021, Mr. Aibekov loaned $ 3,701 to the Company. This loan is non-interest bearing, due upon demand and unsecured.

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INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the SEC indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the State of Nevada, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a Registration Statement on Form S-1, under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. We do not file reports with the Securities and Exchange Commission, and we will not otherwise be subject to the proxy rules. The registration statement and other information may be read and copied at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports and other information regarding issuers that file electronically with the Commission.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and in the registration statement have been audited by ZIA MASOOD KIANI & Co, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURES

ZIA MASOOD KIANI & Co, is our registered independent public registered accounting firm. There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

MINERVA GOLD INC.

INDEX TO FINANCIAL STATEMENTS

Our audited financial statements for the period ended February 28, 2021 are included herewith.

33 |

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the shareholders and the Board of Directors of Minerva Gold Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Minerva Gold Inc. ("the Company") as of February 28, 2021 the related statements of operations, stockholder's equity, and cash flows, for the period from February 24, 2021 (inception) to February 28, 2021 and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of February 28, 2021, and the results of its operations and its cash flows for the period from February 24, 2021 (inception) to February 28, 2021, in conformity with accounting principles generally accepted in the United States of America.

Material Uncertainty Relating to Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company had not yet established an ongoing source of revenue sufficient to cover its operating costs and allow it to continue as a going concern. The Company had accumulated deficit of $988 from February 24, 2021 (inception) to February 28, 2021. Management's plans in regard to these matters are also described in Note 2 to the financial statements. These financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

/s/Zia Masood Kiani & Co.

Zia Masood Kiani & Co.

(Chartered Accountants)

We have served as the Company's auditor since 2021.

Islamabad, Pakistan

Date: April 09, 2021

MINERVA GOLD INC. BALANCE SHEETS (AUDITED)
FEBRUARY 28, 2021
ASSETS
Current Assets
Cash & cash equivalents	$ 5,000
Total current assets	$ 5,000
TOTAL ASSETS	$ 5,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Loans from related parties	988
Total current liabilities	$ 988
Total Liabilities	$ 988

Stockholders’ Equity (Deficit)
Common stock, $0.001 par value, 75,000,000 shares authorized;
5,000,000 shares issued and outstanding	5,000
Additional Paid-In-Capital	-
Accumulated Deficit	(988)
Total Stockholders’ equity (deficit)	$ 4,012
Total Liabilities and Stockholders’ Equity (Deficit)	$ 5,000

The accompanying notes are an integral part of these financial statements

F-2.

34 |

MINERVA GOLD INC. STATEMENTS OF OPERATIONS (AUDITED)
For the period from Inception (February 24, 2021) to February 28, 2021
Revenue	$ -

OPERATING EXPENSES
Cost of sales	-
General and administrative expenses	988
Total Operation expenses	(988)
Income (Loss) before provision for income taxes	(988)

Provision for income taxes	-

Net income (loss)	$ (988)

Income (loss) per common share: Basic and Diluted	$ (0.00)

Weighted Average Number of Common Shares Outstanding: Basic and Diluted	4,000,000

The accompanying notes are an integral part of these financial statements.

35 |

MINERVA GOLD INC. STATEMENT OF STOCKHOLDER’S EQUITY (DEFICIT) FOR THE PERIOD FROM INCEPTION (FEBRUARY 24, 2021) to FEBRUARY 28, 2021 (AUDITED)
	Number of Common Shares	Amount	Additional Paid-In-Capital	Deficit accumulated	Total
Balance at February 24, 2021, Inception	-	$ -	$ -	$ -	$ -
Shares issued at $0.001 for the period from Inception (February 24, 2021) to February 28, 2021	5,000,000	5,000	-	-	5,000
Net loss for the period from Inception (February 24, 2021 to February 28, 2021	-	-	-	(988)	(988)
Balances as of February 28, 2021	5,000,000	5,000	-	(988)	4,012

The accompanying notes are an integral part of these financial statements.

36 |

MINERVA GOLD INC. STATEMENTS OF CASH FLOWS (AUDITED)
For the period from Inception (February 24, 2021) to February 28, 2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (988)
Net cash provided by Operating activities	(988)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	5,000
Proceeds of loan from shareholder	988
Net cash provided by Financing activities	5,988
Increase (decrease) in cash and equivalents	5,000
Cash and equivalents at beginning of the period	-
Cash and equivalents at end of the period	$ 5,000
Supplemental cash flow information:
Cash paid for:
Interest	$ -
Taxes	$ -

The accompanying notes are an integral part of these financial statements.

37 |

MINERVA GOLD INC. NOTES TO THE AUDITED FINANCIAL STATEMENTS FOR THE YEAR ENDED FEBRUARY 28, 2021

NOTE 1 – ORGANIZATION AND BUSINESS

MINERVA GOLD INC. (the “Company”) is a corporation established under the corporation laws in the State of Nevada on February 24, 2021 with an authorized capital of 75,000,000 common shares with a par value of $0.001. The Company's fiscal year-end is February 28. Minerva Gold Inc. is a junior mineral exploration company engaged in the identification, acquisition and exploration of precious metals in Kazakhstan.

NOTE 2 – GOING CONCERN

The Company’s financial statements as of February 28, 2021 have been prepared using generally accepted accounting principles in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The Company has accumulated loss from inception (February 24, 2021) to February 28, 2021 of $988. These factors among others raise substantial doubt about the ability of the company to continue as a going concern for a reasonable period of time.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking third party equity and/or debt financing. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans. These financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. As of February 28, 2021, the company had $5,000 in cash.

Stock-Based Compensation

As of February 28, 2021, the Company has not issued any stock-based payments to its employees.

Stock-based compensation is accounted for at fair value in accordance with ASC 718, when applicable.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

New Accounting Pronouncements

There were various accounting standards and interpretations issued recently, none of which are expected to a have a material impact on our financial position, operations or cash flows.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

Fair Value of Financial Instruments

ASC 825, “Disclosures about Fair Value of Financial Instruments”, requires disclosure of fair value information about financial instruments. ASC 820, “Fair Value Measurements” defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of February 28, 2021.

The respective carrying values of certain on-balance-sheet financial instruments approximate their fair values. These financial instruments include cash, accounts payable and related party loan payable. Fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair value.

Income Taxes

Income taxes are provided in accordance with ASC No. 740, Accounting for Income Taxes.  A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Earnings per Share

ASC No. 260, “Earnings Per Share”, specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock.   The Company has adopted the provisions of ASC No. 260.

Basic net loss per share amounts is computed by dividing the net loss by the weighted average number of common shares outstanding.  Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

Risks and Uncertainties

In December 2019, a novel strain of coronavirus surfaced in China, which has and is continuing to spread throughout the world, including the United States and Kazakhstan. On January 30, 2020, the World Health Organization declared the outbreak of the coronavirus disease (COVID-19) a “Public Health Emergency of International Concern,” and on March 11, 2020, the World Health Organization characterized the outbreak as a “pandemic”. The Company is not able to predict the ultimate impact that COVID -19 will have on its business; however, if the current economic conditions continue, the Company will be forced to significantly scale back its business operations and its growth plans, and could ultimately have a significant negative impact on the Company.

NOTE 4– CAPTIAL STOCK

The Company has 75,000,000 shares of common stock authorized with a par value of $0.001 per share.

On February 25, 2021, the Company issued 5,000,000 shares of its common stock at $0.001 per share for total proceeds of $5,000.

As of February 28, 2021, the Company had 5,000,000 shares issued and outstanding for total proceeds of $5,000.

NOTE 5 – RELATED PARTY TRANSACTIONS

In support of the Company’s efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by officers, directors, or shareholders. Amounts represent advances or amounts paid in satisfaction of liabilities. The advances are considered temporary in nature and have not been formalized by a promissory note.

Since February 24, 2021 (Inception) through February 28, 2021, the Company’s sole officer and director loaned the Company $988 to pay for incorporation costs.  As of February 28, 2021, the amount outstanding was $988. The loan is non-interest bearing, due upon demand and unsecured.

NOTE 6 -  INCOME TAXES

The reconciliation of income tax benefit at the U.S. statutory rate of 21% for the period ended February 28, 2021 the company’s effective tax rate is as follows:

Tax benefit at U.S. statutory rate	$ (207)
Change in valuation allowance	207
$ -

The tax effects of temporary differences that give rise to significant portions of the net deferred tax assets at February 28, 2021 is as follows:

Deferred tax assets:
Net operating loss	207
Valuation allowance	(207)
$ -

The Company has approximately $988 of net operating losses (“NOL”) carried forward to offset taxable income, if any, in future years which expire in fiscal 2041. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against all of the deferred tax asset relating to NOLs for every period because it is more likely than not that all of the deferred tax asset will not be realized.

NOTE 7 -  SUBSEQUENT EVENTS

The Company has evaluated subsequent events from February 28, 2021 to the date the financial statements were issued and has determined that there are no items to disclose.

MINERVA GOLD INC. BALANCE SHEETS
	MAY 31, 2021 (UNAUDITED)	FEBRUARY 28, 2021 (AUDITED)
ASSETS
Current Assets
Cash & cash equivalents	$ 4,490	$ 5,000
Total current assets	4,490	5,000

Other non-current assets	690	-
Total non-current assets	690	-
TOTAL ASSETS	$ 5,180	$ 5,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Loans from related parties	$ 3,701	$ 988
Total current liabilities	3,701	988
Total Liabilities	3,701	988

Stockholders’ Equity (Deficit)
Common stock, $0.001 par value, 75,000,000 shares authorized;
5,000,000 shares issued and outstanding	5,000	5,000
Additional Paid-In-Capital	-	-
Accumulated Deficit	(3,521)	(988)
Total Stockholders’ equity (deficit)	$ 1,479	$ 4,012
Total Liabilities and Stockholders’ Equity (Deficit)	$ 5,180	$ 5,000

The accompanying notes are an integral part of these financial statements

38 |

MINERVA GOLD INC. STATEMENTS OF OPERATIONS (UNAUDITED)
THREE MONTHS ENDED MAY 31, 2021
Revenue	$ -

OPERATING EXPENSES
Cost of sales	-
General and administrative expenses	2,533
Total Operation expenses	(2,533)
Income (Loss) before provision for income taxes	(2,533)

Provision for income taxes	-

Net income (loss)	$ (2,533)

Income (loss) per common share: Basic and Diluted	$ (0.00)

Weighted Average Number of Common Shares Outstanding: Basic and Diluted	5,000,000

The accompanying notes are an integral part of these financial statements.

39 |

MINERVA GOLD INC. STATEMENT OF STOCKHOLDER’S EQUITY (DEFICIT) FOR THE PERIOD FROM INCEPTION (FEBRUARY 24, 2021) to MAY 31, 2021 (UNAUDITED)
	Number of Common Shares	Amount	Additional Paid-In-Capital	Deficit accumulated	Total
Balance at February 24, 2021, Inception	-	$ -	$ -	$ -	$ -
Shares issued at $0.001 for the period from Inception (February 24, 2021) to February 28, 2021	5,000,000	5,000	-	-	5,000
Net loss for the period from Inception (February 24, 2021 to February 28, 2021	-	-	-	(988)	(988)
Balances as of February 28, 2021	5,000,000	5,000	-	(988)	4,012
Net loss	-	-	-	(2,533)	(2,533)
Balances as of May 31, 2021	5,000,000	$ 5,000	-	$ (3,521)	$ 1,479

The accompanying notes are an integral part of these financial statements.

40 |

MINERVA GOLD INC. STATEMENTS OF CASH FLOWS (UNAUDITED)
THREE MONTHS ENDED MAY 31, 2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (2,533)
Net cash provided by Operating activities	(2,533)

CASH FLOWS FROM INVESTING ACTIVITIES
Non-current Assets	(690)
Net cash used in investing activities	(690)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	-
Proceeds of loan from shareholder	2,713
Net cash provided by Financing activities	2,713
Increase (decrease) in cash and equivalents	(510)
Cash and equivalents at beginning of the period	5,000
Cash and equivalents at end of the period	$ 4,490
Supplemental cash flow information:
Cash paid for:
Interest	$ -
Taxes	$ -

The accompanying notes are an integral part of these financial statements.

41 |

MINERVA GOLD INC. NOTES TO THE UNAUDITED FINANCIAL STATEMENTS FOR THE THREE MONTHS ENDED MAY 31, 2021

NOTE 1 – ORGANIZATION AND BUSINESS

MINERVA GOLD INC. (the “Company”) is a corporation established under the corporation laws in the State of Nevada on February 24, 2021 with an authorized capital of 75,000,000 common shares with a par value of $0.001. The Company's fiscal year-end is February 28. Minerva Gold Inc. is a junior mineral exploration company engaged in the identification, acquisition and exploration of precious metals in Kazakhstan.

NOTE 2 – GOING CONCERN

The Company’s financial statements as of May 31, 2021 have been prepared using generally accepted accounting principles in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The Company has accumulated loss from inception (February 24, 2021) to May 31, 2021 of $3,521. These factors among others raise substantial doubt about the ability of the company to continue as a going concern for a reasonable period of time.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking third party equity and/or debt financing. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans. These financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. As of May 31, 2021, the company has $4,490 in the escrow account.

Stock-Based Compensation

As of May 31, 2021, the Company has not issued any stock-based payments to its employees.

Stock-based compensation is accounted for at fair value in accordance with ASC 718, when applicable.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

New Accounting Pronouncements

There were various accounting standards and interpretations issued recently, none of which are expected to a have a material impact on our financial position, operations or cash flows.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

Fair Value of Financial Instruments

ASC 825, “Disclosures about Fair Value of Financial Instruments”, requires disclosure of fair value information about financial instruments. ASC 820, “Fair Value Measurements” defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of May 31, 2021.

The respective carrying values of certain on-balance-sheet financial instruments approximate their fair values. These financial instruments include cash, accounts payable and related party loan payable. Fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair value.

Income Taxes

Income taxes are provided in accordance with ASC No. 740, Accounting for Income Taxes.  A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Earnings per Share

ASC No. 260, “Earnings Per Share”, specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock.   The Company has adopted the provisions of ASC No. 260.

Basic net loss per share amounts is computed by dividing the net loss by the weighted average number of common shares outstanding.  Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

Depreciation Policy

The assets are stated at cost, net of accumulated depreciation and accumulated impairment losses, if any. The cost comprises purchase price, borrowing costs, if capitalization criteria are met and directly attributable cost of bringing the asset to its working condition for the intended use.

Subsequent expenditure related to an item of the assets is added to its book value only if it increases the future benefits from the existing asset beyond its previously assessed standard of performance. All other expenses on existing fixed assets, including day-to-day repairs and maintenance expenditure and cost of replacing parts, are charged to the Statement of Profit and Loss for the period during which such expenses are incurred.

Gains or losses arising from de-recognition of fixed assets are measured as the difference between the net disposal proceeds and the carrying amount of the assets derecognized.

Company purchased computer equipment on May 24, 2021 for $690. The Company depreciates its property using straight-line depreciation over the estimated useful life of 3 years.

Risks and Uncertainties

In December 2019, a novel strain of coronavirus surfaced in China, which has and is continuing to spread throughout the world, including the United States and Kazakhstan. On January 30, 2020, the World Health Organization declared the outbreak of the coronavirus disease (COVID-19) a “Public Health Emergency of International Concern,” and on March 11, 2020, the World Health Organization characterized the outbreak as a “pandemic”. The Company is not able to predict the ultimate impact that COVID -19 will have on its business; however, if the current economic conditions continue, the Company will be forced to significantly scale back its business operations and its growth plans, and could ultimately have a significant negative impact on the Company.

NOTE 4– CAPTIAL STOCK

The Company has 75,000,000 shares of common stock authorized with a par value of $0.001 per share.

On February 25, 2021, the Company issued 5,000,000 shares of its common stock at $0.001 per share for total proceeds of $5,000.

As of May 31, 2021, the Company had 5,000,000 shares issued and outstanding for total proceeds of $5,000.

NOTE 5 – RELATED PARTY TRANSACTIONS

In support of the Company’s efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by officers, directors, or shareholders. Amounts represent advances or amounts paid in satisfaction of liabilities. The advances are considered temporary in nature and have not been formalized by a promissory note.

Since February 24, 2021 (Inception) through May 31, 2021, the Company’s sole officer and director loaned the Company $3,701 to pay for incorporation costs and general and administrative expenses.  As of May 31, 2021, the amount outstanding was $3,701. The loan is non-interest bearing, due upon demand and unsecured.

NOTE 6 -  SUBSEQUENT EVENTS

The Company has evaluated subsequent events from May 31, 2021 to the date the financial statements were issued and has determined that there are no items to disclose.

PROSPECTUS

10,000,000 SHARES OF COMMON STOCK

MINERVA GOLD INC.

_______________

Dealer Prospectus Delivery Obligation

Until _____________ ___, 20___, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

42 |

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the Company

Amount
Item	(US$)
SEC Registration Fee	$25.96
Transfer Agent Fees	1,000.00
Legal Fees	2,500.00
Accounting Fees	3,000.00
EDGAR Filing Fees	1,000.00
Miscellaneous	500.00
TOTAL	$8,025.96

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company’s Bylaws and Articles of Incorporation provide that we shall, to the full extent permitted by the Nevada General Business Corporation Law, as amended from time to time (the “Nevada Corporate Law”), indemnify all of our directors and officers. Section 78.7502 of the Nevada Corporate Law provides in part that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. Under our Bylaws and Articles of Incorporation, the indemnitee is presumed to be entitled to indemnification and we have the burden of proof to overcome that presumption. Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, we must indemnify him against the expenses which such officer or director actually or reasonably incurred. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

RECENT SALES OF UNREGISTERED SECURITIES

Within the past three years we have issued and sold the following securities without registration:

On February 25, 2021, we issued, pursuant to the terms of a stock subscription agreement, 5,000,000 shares of common stock to Aftandil Aibekov, our sole officer and director, at a purchase price of $0.001 per share, for aggregate proceeds of $5,000.

Each of the foregoing offerings were made to non-U.S. persons, offshore of the U.S., with no directed selling efforts in the U.S., where offering restrictions were implemented in transactions pursuant to the exclusion from registration provided by Rule 903(b)(3) of Regulation S of the Securities Act.

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EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following exhibits are filed as part of this registration statement:

Exhibit	Description

3.1 *	Articles of Incorporation of Registrant
3.2 *	Bylaws of the Registrant
5.1	Opinion of LinnLaw Corp., A Professional Corporation
10.1 *	Consulting Contract with Geologist
10.2	Mineral Property Option Agreement with GLOBMINE Limited Liability Partnership
23.1	Consent of ZIA MASOOD KIANI & Co

* - previously filed

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 25% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has authorized this registration statement to be signed on its behalf by the undersigned, in Nur-Sultan, Republic of Kazakhstan, on August 6 , 2021.

MINERVA GOLD INC.
(Registrant)

By:	/s/ Aftandil Aibekov
Name:	Aftandil Aibekov
Title:	President, Treasurer, Secretary and Director (principal executive officer, principal financial officer and principal accounting officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Aftandil Aibekov	President, Treasurer, Secretary and Director (principal	August 6 , 2021
executive officer, principal financial officer
and principal accounting officer)

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